Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the use in this registration statement of La Jolla Pharmaceutical Company on Form S-4 of our report dated June 30, 2009, relating to the consolidated financial statements of Adamis Pharmaceuticals Corporation for the year ended March 31, 2009. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ Goldstein Lewin & Co.
GOLDSTEIN LEWIN & CO.
Certified Public Accountants
Boca Raton, Florida
December 21, 2009